RUBY TUESDAY, INC.
PERFORMANCE-BASED CASH INCENTIVE AWARD

This PERFORMANCE-BASED CASH INCENTIVE AWARD (the “Performance Cash Incentive Award” or “Award”) is made and entered into as of the Grant Date  by and between Ruby Tuesday, Inc. (the “Company”), a Georgia corporation, and ________ (the “Employee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Performance Incentive described below pursuant to the Ruby Tuesday, Inc. Stock Incentive Plan (the “Plan”) in consideration of the Employee’s services to the Company.

A.           Grant Date:  ____.

B.           (1)           Performance Incentive:  $_______.

(2)           Base Incentive:  The percentage of the Performance Incentive, expressed as a dollar amount, determined by reference to actual Fiscal ___ Adjusted EBITDA performance in accordance with the table set forth in Paragraph C(1)(i) below.

(3)           Multiplier Incentive:  The percentage of the Base Incentive, expressed as a dollar amount, determined by reference to ______________ in accordance with the table set forth in Paragraph C(1)(ii) below.

(4)           Total Incentive:  The sum of the Base Incentive and Multiplier Incentive, which sum, or portion thereof, may become payable to Employee in accordance with Paragraph C.  Regardless of performance results, in no event will the Total Incentive be an amount greater than the product of the Performance Incentive multiplied by the maximum Performance Incentive Percentage.

C.           Vesting:  The Award shall become vested only if and to the extent the applicable components of the Performance Condition and Service Condition, each as specified below, are satisfied.

(1)           Performance Condition.  The Performance Condition measures and provides the potential for a cash award based upon two separate performance criteria: Adjusted EBITDA and ____, as described further below.

(i)           Base Incentive.  The percentage of the Performance Incentive that equals the Base Incentive shall be determined based upon the Company’s Adjusted EBITDA performance measured for the Company’s fiscal ____, as determined in accordance with the table below:

Adjusted EBITDA	Performance Incentive Percentage
Less than $____	_%
$___	_%
$___	_%
$___	_%
$___ or more	_%

Performance Cash Award

The amount of the Base Incentive shall be determined by multiplying the “Performance Incentive Percentage,” based upon the corresponding “___ Adjusted EBITDA” results, by the amount of the Performance Incentive specified in Paragraph B(1).  For results above $___ that are between the benchmarks indicated, the amount of the Performance Incentive becoming part of the Base Incentive shall be determined by straight line interpolation.

For purposes of the table above in this Paragraph C(1), “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, as adjusted to disregard the impact of (a) charges from accounting rules adopted or which become effective after the end of the Company’s fiscal year __; (b) charges related to the high-level strategic direction of the Company as recorded in accordance with U.S. generally accepted accounting principles, as follows: new executive transition costs, including recruiting and relocation fees; executive terminations or retirements; divestiture guarantees; termination, including settlement and curtailment charges, of any of the Company’s three defined benefit pension plans; lease reserve adjustments relating to restaurants closed prior to the beginning of fiscal year __; any Change in Control; and costs relating to Support Center bonus accruals, stock-based compensation and performance-based cash incentives; and (c) events beyond the control of the Company, as follows: terrorist attacks; natural disasters; industry-wide food borne illness outbreak or pandemic; and hostile shareholder activism.

Any portion of the Performance Incentive that does not become part of the Base Incentive shall be forfeited as of the date of the __ meeting of the Committee in which the Committee determines the extent to which the performance actually realized, as measured against the Performance Condition, results in less than the entire (or none) of the Performance Incentive becoming part of the Base Incentive based upon the table set forth above.  If no portion of the Base Incentive is earned, the Award in its entirety shall be forfeited as of such date.

(ii)           Multiplier Incentive.  The amount of the Multiplier Incentive shall be determined based upon the achievement of __________ as determined in accordance with the following schedule:

_________	Multiplier Incentive Percentage
____	_%
____	_%
____	_%

The amount of the Multiplier Incentive added to the Total Incentive shall be determined by multiplying the “Multiplier Incentive Percentage,” based upon the corresponding ____ by the amount of the Base Incentive specified in Paragraph C(1)(i).  For results above __ that are between the benchmarks indicated, the amount of the Multiplier Incentive becoming part of the Total Incentive shall be determined by straight line interpolation.

Any portion of the Multiplier Incentive that does not become part of the Total Incentive shall be forfeited as of the date of the __ meeting of the Committee in which the Committee determines the extent to which the performance actually realized, as measured against the ___, results in less than all (or none) of the Multiplier Incentive becoming part of the Total Incentive based upon the table set forth above.

Performance Cash Award

(iii)           Total Incentive.  The amount of the Total Incentive shall be determined by adding the Base Incentive, as determined in accordance with Paragraph C(1)(i), to the Multiplier Incentive, as determined in accordance with paragraph C(1)(ii).  Notwithstanding the amounts of the Base Incentive and the Multiplier Incentive as may otherwise be determined under Paragraphs C(1)(i) and (ii), in no event shall the Total Incentive be an amount greater than the product of the Performance Incentive multiplied by the maximum Performance Incentive Percentage.

(2)           Service Condition.  The Total Incentive, if any, determined in accordance with Paragraph C(1) becomes payable only if and to the extent the Service Condition is satisfied.  The Service Condition is satisfied only to the extent the Employee provides Continuous Service to the Company and/or any affiliate for the period beginning with the Grant Date through the dates described in the following Vesting Schedule:

Continuous Service Date	Percentage of Total Incentive Becoming Payable
Prior to ___	_%
___	_%
___	_%

The Employee shall be determined to have provided “Continuous Service” through each Continuous Service Date specified in the Vesting Schedule as to the portions of the Total Incentive indicated above if the Employee continues in the employ of the Company and/or any affiliate without experiencing a Termination of Service through the applicable Continuous Service Date.

(3)           Exceptions to Service Condition.  Notwithstanding the foregoing provisions of Paragraph C(2), the Service Condition will be deemed satisfied as to all or a portion of the Total Incentive, as determined in accordance with Paragraph C(1) above, if the Employee provides Continuous Service to the Company and/or any affiliate following the Grant Date through the date of any of the earlier events listed below:

(i)           (a) In the event of the Employee’s Termination of Service due to Disability or death; (b) in the event of an involuntary Termination of Service by the Company or an affiliate, other than for Cause; or (c) upon attainment of age __ or satisfaction of the Rule of 90 if eligible for such retirement under the Ruby Tuesday, Inc. Executive Supplemental Pension Plan, all of the Total Incentive shall be deemed to have satisfied the Service Condition.

(ii)           In the event of a Change in Control, all of the Total Incentive shall be deemed to have satisfied the Service Condition immediately prior to the effective date of such Change in Control.

If any of the events specified in this Paragraph C(3) occur prior to the date of the __ meeting of the Committee in which the Committee determines the extent to which the Performance Condition are satisfied, any portion of the Award that is determined to have been earned shall become payable as of the date of such Committee meeting.

Any portion of the Total Incentive which has not become payable in accordance with this Paragraph C shall be forfeited.

Performance Cash Award

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

RUBY TUESDAY, INC.

By:
Employee
Title:	President and Chief Executive Officer

Performance Cash Award

TERMS AND CONDITIONS OF
RUBY TUESDAY, INC.
PERFORMANCE-BASED CASH INCENTIVE AWARD

1.           Payment of Award.  The Committee shall certify any Performance Condition results before any Total Incentive amount is paid.  Any portion of the Total Incentive that becomes payable shall be paid in cash or cash equivalents within thirty (30) days of the applicable Continuous Service Date or, in the case where the Employee has experienced an earlier vesting event under Paragraph C(3) of the Award, within thirty (30) days of the later of: (a) such earlier vesting event; or (b) the date of the __ meeting of the Committee in which the Committee determines the extent to which the Performance Condition is satisfied.

2.           Taxes.  The Company shall withhold the amount of taxes, which in the determination of the Company are required to be withheld under federal, state and local laws and all other applicable payroll withholding with respect to any amount payable under the Award.

3.           Change in Capitalization.  The existence of the Plan and the Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

4.           Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Georgia.

5.           Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

6.           Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.  Notices sent to the Company shall be addressed to the attention of the Secretary of the Company.

7.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

8.           Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

9.           Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

Performance Cash Award

10.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

11.           No Right to Continued Employment.  Neither the establishment of the Plan nor this Award shall be construed as giving Employee the right to any continued service relationship with the Company or any affiliate of the Company.

12.           Special Definitions.  For purposes of this Award, the following terms shall have the meanings ascribed to it in this Section 12, as follows:

(a)           “Cause” has the same meaning as provided in the employment agreement currently or most recently in effect between the Employee and the Company or, if applicable, any affiliate of the Company, or if no such definition or employment agreement ever existed, “Cause” means conduct amounting to (i) fraud or dishonesty in the performance of the duties of Employee’s service with the Company or its affiliates, (ii) Employee’s willful misconduct, refusal to follow the reasonable directions of his/her supervisors, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similarly nature), (iii) acts of moral turpitude or personal conduct in violation of Company’s Code of Business Conduct and Ethics, (iv) absence from work without reasonable excuse, (v) intoxication with alcohol or drugs while on Company’s or affiliates’ premises, (vi) a conviction or plea of guilty or nolo contendere to a crime involving dishonesty, or (vii) a breach or violation of the terms of any agreement to which Employee and the Company (or any affiliate) are party.

(b)           “Change in Control” means any one of the following events:

(i)           the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate;

(ii)           within any twelve-month period (beginning on or after the Grant Date), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the Grant Date shall be deemed to be an Incumbent Director if that

Performance Cash Award

director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(iii)           the consummation of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iv)           the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or

(v)           the liquidation or dissolution of the Company.

(c)           “Disability” has the same meaning as provided in the employment agreement currently or most recently in effect between the Employee and the Company or, if applicable, any affiliate of the Company, or if no such definition or employment agreement ever existed, “Disability” shall have the meaning provided in the Plan.

Performance Cash Award